UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 3, 2002

C&F FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eighth and Main Streets
P.O. Box 391
West Point, Virginia 23181
(Address of principal executive offices)
(Registrant’s telephone number,
including area code) (804-843-2360)

(Former name or former address, if changed since last report)

This Current Report on Form 8-K/A is being filed to amend Item 2 and Item 7 of the Form 8-K filed by C&F Financial Corporation (the “Company”) with the Securities and Exchange Commission on September 3, 2002 to include a more detailed description of Moore Loans, Inc. (Moore Loans), the financial statements of Moore Loans and the pro forma financial information reflecting the pro forma effects of the Company’s acquisition of Moore Loans.

Item 2.    Acquisition or Disposition of Assets

On August 30, 2002, Moore Loans, Inc., a Virginia corporation, was purchased by Citizens and Farmers Bank (the “Bank”), a Virginia corporation and wholly owned subsidiary of C&F Financial Corporation, a Virginia corporation (the “Purchase”). The Purchase was consummated pursuant to a Stock Purchase Agreement, dated as of August 30, 2002, by and between Moore Loans, Inc., the Bank and the Company.

Under the terms of the Purchase, the outstanding shares of Moore Loans’ common stock, par value $5.00 per share were purchased from Abby W. Moore, John D. Moore and Joanne Moore for an aggregate of $14,000,000 cash, $3,000,000 in subordinated notes of the Bank, and 100,000 shares of the Company’s common stock. $3,000,000 of the cash payment will be deferred subject to Moore Loans meeting certain financial goals over the next three years. Also, the Company has guaranteed a stock price of $30 per share for all shares still held by the sellers on the three year anniversary date of the transaction. The cash used for the purchase will come from a $5,000,000 loan to the Company from an unrelated bank and federal funds held by the Bank. In determining the purchase price, the Company along with its independent financial advisor considered many factors including recent acquisitions in this industry, the potential for accretion to earnings to the Company, past history of Moore Loans and risks inherent in the industry.

Moore Loans is a leading regional consumer finance company focused on providing auto loans in Richmond, Roanoke, Hampton Roads and portions of eastern Tennessee. Moore Loans primarily finances late model used automobiles by acquiring loans from automobile dealerships made to consumers who often have credit problems or lack an adequate credit history to qualify for financing from traditional sources. However, as part of the underwriting procedures performed by Moore Loans, it is determined that these consumers have sufficient earnings to repay their debt and illustrated a past willingness to meet their automobile obligations in an acceptable manner. The loans made by Moore Loans typically range from $10,000 to $20,000 in value, mature within five years and are secured by cars that are less than three years old. Because of collection risk inherent in this type of lending, Moore Loans charges interest rates that typically range from 15% to 20%. Moore Loans has established relationships with approximately 285 auto dealers in its target markets, the majority of which are franchised from major auto manufacturers. As part of this transaction, Mr. Abby Moore executed an employment contract to continue as president of the loan company for three years.

Item 7.    Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

The following audited financial statements of Moore Loans are included in this Form 8-K/A on pages 4 through 15:

•
Balance sheets as of December 31, 2001 and 2000 and the related statements of income, retained earnings, and cash flows for each of the years in the two year period ended December 31, 2001, notes to the financial statements and the independent auditor’s report.

The following unaudited financial statements of Moore Loans are included in this Form 8-K/A on pages 16 through 21:

•
Unaudited balance sheet as of June 30, 2002 and unaudited statements of income and cash flows for the six months ended June 30, 2002 and 2001, and the notes to the unaudited interim financial statements.

(b)    Pro forma financial information.

The following Unaudited pro forma combined financial statements, based on historical financial statements of the Company and Moore Loans, are included in this Form 8-K/A on pages 22 through 29:

•
Pro forma combined balance sheet as of June 30, 2002, pro forma combined statements of income for the six months ended June 30, 2002 and the twelve months ended December 31, 2001 and the notes to the pro forma combined financial statements.

(c)    Exhibits.

2    Stock Purchase Agreement by and Between Citizens and Farmers Bank, C&F Financial Corporation, Moore Loans, Inc., Abby W. Moore, Joanne Moore and John D. Moore dated as of August 30, 2002. (Previously filed on September 3, 2002 as exhibit 2.1 of the Current Report on Form 8-K.)

4    Certain rights of security holders as a result of this transaction are described in the Stock Purchase Agreement included as Exhibit 2 herein.

99    Press release dated September 3, 2002, announcing that C&F Financial Corporation, through its subsidiary Citizens and Farmers Bank, has acquired Moore Loans, Inc. (Previously filed on September 3, 2002 as exhibit 99 of the Current Report on
Form 8-K.)

5501 PATTERSON AVENUE, RICHMOND, VA 23226    804-288-5888    FAX 804-288-4512

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
Moore Loans, Inc.
Richmond, Virginia

We have audited the accompanying balance sheets of Moore Loans, Inc. (an S Corporation) as of December 31, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimated used by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Moore Loans, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the financial statements, certain errors resulting in understatement of the allowance for credit losses were discovered by the management of the Company subsequent to the issuance of the December 31, 2001 financial statements. Accordingly, the 2001 and 2000 financial statements have been restated and an adjustment has been made to retained earnings as of December 31, 1999 to correct the error.

Biegler & Associates, P.C. Richmond, VA January 17, 2002 July 22, 2002 with respect to note 7 STEVEN BIEGLER JULIA W. ROGERS MARILYN C. DOVE KATHERINE M. HOFFMANN WILLIAM T. DIDLAKE

MOORE LOANS, INC.

BALANCE SHEETS

December 31, 2001 and 2000

	2001	2000
ASSETS
Cash	$132,207	$2,100

Finance Receivables
Small loans	270,001	492,505
Sales finance	74,457,378	66,711,011
Less—unearned finance charges, add-on fees and insurance commissions	(7,324,482)	(8,368,903)

Principal of finance receivables	67,402,897	58,834,613
Less—allowance for credit losses	(2,251,875)	(1,445,964)

Finance receivables—net	65,151,022	57,388,649

Property and Equipment
Furniture and fixtures	250,604	225,331
Software	5,808	5,808
Vehicles	73,646	73,646
Leasehold improvements	58,430	54,180
Accumulated depreciation	(316,035)	(283,607)

Property and equipment—net	72,453	75,358

Other Assets
Cash surrender value of life insurance	965,233	864,295
Prepaid dealer commissions	854,972	601,377
Dealer holdback	1,421,310	904,102
Other assets	28,332	18,664

Total other assets	3,269,847	2,388,439

	$68,625,529	$59,854,546

The accompanying notes are an integral
part of these financial statements

	2001	2000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Notes payable	$57,048,906	$49,528,753
Dealers reserve	2,626,482	2,601,393
Accounts payable	43,944	33,552
Accrued expenses	52,886	59,315
Accrued interest	32,231	29,713
Deferred revenue	438,395	521,438

Total liabilities	60,242,844	52,774,164

Commitment

Stockholders’ Equity
Common stock—Class A—$5 par value; 10,000 shares authorized, 3,043 shares issued and outstanding	15,215	15,215
Common stock—Class B—$5 par value; 10,000 shares authorized, 2,799 shares issued and outstanding	13,995	13,995
Paid-in-capital	178,000	178,000
Retained earnings	8,175,475	6,873,172

Total stockholders’ equity	8,382,685	7,080,382

	$68,625,529	$59,854,546

The accompanying notes are an integral
part of these financial statements

MOORE LOANS, INC.

STATEMENTS OF INCOME

For the Years Ended December 31, 2001 and 2000

	2001	2000
Revenue
Small loans	$106,441	136,291
Sales finance loans	9,985,589	8,076,564
Add-on fees	163,339	141,488
Late charges	342,050	409,482
Investment income and other income	99,610	205,846
Insurance commissions earned	654	7,871

Total Revenue	10,697,683	8,977,541

Operating Expenses
Interest expense	3,597,250	4,005,651
Salaries	1,382,440	1,256,603
Bad debts—net of recoveries	1,387,299	569,323
Employee retirement plan	36,000	36,000
Professional fees	60,803	58,238
Printing and postage	62,172	57,590
Office expenses	50,104	32,952
Payroll taxes	97,631	86,390
Taxes and licenses	79,310	72,500
Sales promotion	33,662	31,251
Credit information	99,806	89,057
Rent	75,070	71,485
Collection expense	120,921	109,506
Dealer participation	487,247	283,184
Depreciation and amortization	33,351	30,968
Utilities	8,421	6,799
Telephone	70,894	77,202
Seminars, travel and vehicle expense	19,333	27,346

Expenses, forwarded	7,701,714	6,902,045

The accompanying notes are an integral
part of these financial statements

MOORE LOANS, INC.

STATEMENTS OF INCOME (CONTINUED)

For the Years Ended December 31, 2001 and 2000

	2001	2000
Expenses, brought forward	$7,701,714	$6,902,045
Health insurance	35,512	28,092
Repairs and maintenance	9,261	10,783
Insurance—general	8,186	7,834
Repossession expenses	25,066	10,856
Miscellaneous	9,372	7,560
Contributions	35,102	34,758
Bank service charges	51,908	30,737
Janitorial services	3,850	4,200
Computer maintenance and support	33,247	22,986
Entertainment	5,662	5,044

Total expenses	7,918,880	7,064,895

Net income	$2,778,803	$1,912,646

The accompanying notes are an integral
part of these financial statements.

MOORE LOANS, INC.

STATEMENTS OF RETAINED EARNINGS

For the Years Ended December 31, 2001 and 2000

	2001	2000
Accumulated Adjustments Account:
Balance, beginning of year, as previously reported	$7,932,963	$6,893,297
Adjustment for understatement of loss reserve and bad debt write offs	(1,796,000)	(1,436,000)

Balance, beginning of year, as restated	6,136,963	5,457,297

Taxable income	3,599,109	2,122,198
Tax deferred revenue from discount loans	124,147	186,410
Book deferred revenue from loan fees	(177,229)	(171,779)
Current reserve adjustment	(805,911)	(266,463)
Non-deductible expenses	(4,383)	(2,724)
Stockholder distributions	(1,476,500)	(1,182,600)
Taxable interest, add-on fees and insurance commissions earned in excess of book income	(11,778)	(5,375)

Balance, end of year	7,384,418	6,136,964

Accumulated Earnings and Profits:
Balance, beginning and end of year	485,212	485,212

Other Retained Earnings:
Balance, beginning of year	250,996	200,614
Tax exempt income	54,849	50,382

Balance, end of year	305,845	250,996

Total Retained Earnings	$8,175,475	$6,873,172

The accompanying notes are an integral
part of these financial statements.

MOORE LOANS, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2001 and 2000

INCREASE (DECREASE) IN CASH

	2001	2000
Cash Flows from Operating Activities
Interest received	$9,824,011	$8,388,646
Interest paid	(3,594,732)	(4,263,052)
Cash paid to vendors and employees	(2,908,606)	(2,456,456)
Other income received	44,915	101,978

Net cash provided by operating activities	3,365,588	1,771,116

Cash Flows from Investing Activities
Increase in cash surrender value of life insurance	(100,938)	(95,360)
Principal collected on loans	32,111,717)	29,905,396
Loans made to customers	(41,261,390)	(36,271,992)
Proceeds from sale of investments	1,000	106,366
Purchase of property and equipment	(29,523)	(8,978)

Net cash used by investing activities	(9,279,134)	(6,364,568)

Cash Flows from Financing Activities
Net increase in line of credit	6,440,322	5,748,106
Notes payable proceeds	1,962,607	576,364
Notes payable curtailments	(882,776)	(548,418)
Stockholder distributions	(1,476,500)	(1,182,600)

Net cash provided by financing activities	6,043,653	4,593,452

Net Increase (Decrease) In Cash	130,107	0
Cash, Beginning of Year	2,100	2,100

Cash, End of Year	$132,207	$2,100

The accompanying notes are an integral
part of these financial statements.

MOORE LOANS, INC.

STATEMENTS OF CASH FLOWS (CONTINUED)

For the Years Ended December 31, 2001 and 2000

	2001	2000
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$2,778,803	$1,912,646
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and amortization	33,351	30,968
Bad debts—net of recoveries	581,388	302,860
Allowance adjustments	805,910	266,463
Gain on sale of investments	(500)	(106,366)

(Increase) decrease in:
Other assets	(11,093)	(7,793)
Prepaid dealer commission	(253,595)	(295,813)
Dealer holdback	(517,208)	(448,649)

Increase (decrease) in:
Deferred revenue	(83,043)	(27,824)
Dealer reserves	25,089	398,076
Accounts payable	10,397	(4,624)
Accrued expenses	(6,429)	8,572
Accrued interest	2,518	(257,400)

Net Cash Provided by Operating Activities	$3,365,588	1,771,116

The accompanying notes are an integral
part of these financial statements.

MOORE LOANS, INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2001 and 2000

NOTE 1—NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company is a Virginia Corporation organized in 1952 as a small loan company. Principal activities consist of small loan financing to consumers and sales contract financing for dealers. Principal markets are in the greater Richmond, Roanoke and Hampton, Virginia areas, as well as the Tri-Cities of Tennessee. The Company ceased new small loan financing during 2001.

Significant Accounting Policies

Estimates—The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Financial Reporting—The Company reports on the accrual basis of accounting for financial statements and federal income tax purposes.

Method of Income Recognition—The Company recognizes interest income by the constant yield method of accounting for financial reporting.

Finance Receivables—Receivables are carried at estimated realizable value, net of an allowance for credit losses. The allowance for credit losses is based upon a review of the loan portfolio.

Investments Securities—Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholder’s equity. Cost of securities sold is recognized using the specific identification method.

Property and Equipment—Property and equipment are recorded at cost. Major renewals and betterments are capitalized. The cost of maintenance and repairs is charged to operations as incurred. Depreciation is provided for on the modified accelerated cost recovery method, based on estimated useful lives of five to seven years for furniture and fixtures, five years for vehicles, and thirty-one and one-half years for leasehold improvements.

Cash Equivalents—For purposes of the statement of cash flows, the Corporation considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Financial Instruments—The fair value of the Company’s accounts receivable and payable approximate their carrying value.

Concentration of Credit Risk—Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentration of credit risk with the respect to trade receivables is limited due to the number of customers and the close monitoring of customer payments. As of December 31, 2001, management does not believe they have any significant concentration of credit risk.

NOTE 2—CASH SURRENDER VALUE OF LIFE INSURANCE

The Company is owner and beneficiary of various policies on the life of the controlling stockholder of the Company. The death benefits of these policies total approximately $880,000 at December 31, 2001. The cash surrender value of these policies (net of loans of $30,719 for 2001 and 2000) is $546,322 and $468,748 at December 31, 2001 and 2000 respectively. Additionally, the controlling stockholder is insured through two split dollar policies with death benefits approximating $1,370,000. The remaining shareholders are the owners and beneficiaries of these policies. The Company’s portion of the cash surrender value of these policies is $449,630 and $395,547 at December 31, 2001 and 2000 respectively.

NOTE 3—NOTES PAYABLE

	2001	2000
Revolving line of credit to Bank of America due September 30, 2003. The line currently bears interest at prime minus 1/4% or the Eurodollar rate plus 2 1/4%. If the interest coverage ratio for any quarterly period is less than 1/5 to 1, the rate can increase to prime plus 1/4%. The loan is secured by all existing and future finance receivables, inventory and equipment. Availability is based on 85% of net eligible borrowings of $60,000,000. Included in the line balance at December 31, 2001 and 2000 are net outstanding checks of -0- and $311,548 respectively.	$50,669,781	$44,229,459

Unsecured notes to investors with interest rates varying from 8.0% to 12.00% which automatically renew on an annual basis unless otherwise notified. Of these notes, $6,080,114 represents notes that have been subordinated to the Bank of America line of credit during 2001.	6,379,125	5,299,294

	$57,048,906	$49,528,753

Included in the notes to investors for 2001 and 2000 are various notes to members of the stockholders’ family totaling $1,612,747 and 1,199,529 respectively, all of which has been subordinated to Bank of America.

NOTE 4—PROFIT SHARING PLAN

The Company has a profit sharing plan for the benefit of all eligible employees. Contributions are discretionary, determined by the board of directors. The allocation of this contribution is based upon a percentage of eligible employee salaries. The Company contributed $36,000 to the profit sharing plan for each of the years ended December 31, 2001 and 2000. This resulted in a contribution percentage rate of 3.22% and 3.34%, respectively for the years ended 2001 and 2000.

NOTE 5—INCOME TAX EXPENSE

Tax returns for years not barred by the statute of limitations are subject to review and final determination by the taxing authorities.

The Company elected to be treated as a Subchapter “S” Corporation effective January 1, 1987. Under this election, the Corporation pays no income taxes. All income and credits flow through to the shareholders’ personal income tax returns. Accordingly, no provision for income taxes is included in these financial statements.

Due to the Subchapter “S” status of the Company, the stockholders may depend on the Corporation to fund all or some portion of the individual income tax liability related to the taxable income recognized at the stockholder level.

NOTE 6—COMMITMENT AND RELATED PARTY TRANSACTION

The Company leases its Richmond premises under a lease with the Company’s president. The lease calls for the Company to pay real estate taxes and insurance on the building. Rent expense on the facility was $33,000 for each of the two years ended December 31, 2001 and 2000. Additionally, the Company leases space in Roanoke and Hampton for branch offices and additional office space in Richmond. The Company is required to maintain insurance on the leased space. Rent expense on the facilities for the years ended December 31, 2001 and 2000 was as follows:

		Expense
	Term	2001	2000
Roanoke	8/1/01-7/31/02	$13,490	$13,323
Hampton	5/1/01-4/30/22	$7,566	$6,497
Richmond	10/1/00-9/30/02	$42,625	$41,088

NOTE 7—CORRECTION OF AN ERROR

In prior years, the Company has followed the practice of writing off the balance of deficient loan accounts (accounts with no remaining collateral after repossession) only when it became evident that no further recoveries were likely. Generally accepted accounting principles require that at the time of repossession, the amount should be removed from loans and transferred to repossessed assets at estimated fair value with any difference between the loan balance and collateral value charged to the allowance. If this practice had been followed, the allowance for credit losses would have been adjusted to reflect the increase in write offs. Accordingly, the financial statements have been restated to reflect the additional loan write off and increase in the allowance. The adjustments resulted in a decrease in previously reported net income as follows:

Prior to January 1, 2000	$1,436,000
December 31, 2000	360,000
December 31, 2001	1,095,000

MOORE LOANS, INC.

BALANCE SHEETS

Assets

	June 30, 2002	December 31, 2001
	(Unaudited)	(Audited)

Cash	$2,100	$132,207

Finance Receivables
Small Loans	158,443	270,001
Sales finance	73,564,018	74,457,378
Less—unearned finance charges, add-on fees and insurance commissions	(6,434,106)	(7,324,482)

Principal of finance receivables	67,288,355	67,402,897

Less—allowance for credit losses	(2,535,225)	(2,251,875)

Finance receivables—net	64,753,130	65,151,022

Property and Equipment
Furniture and fixtures	260,286	250,604
Software	5,808	5,808
Vehicles	73,646	73,646
Leasehold improvements	58,430	58,430
Accumulated depreciation	(331,641)	(316,035)

Property and equipment—net	66,529	72,453

Other Assets
Cash surrender value of life insurance	1,011,642	965,233
Prepaid dealer commissions	878,928	854,972
Dealer holdback	1,479,753	1,421,310
Other assets	81,224	28,332

Total other assets	3,451,547	3,269,847

	$68,273,306	$68,625,529

The accompanying notes are an integral part of these financial statements.

MOORE LOANS, INC.

BALANCE SHEETS

Liabilities and Stockholders Equity

	June 30, 2002	December 31, 2001
	(Unaudited)	(Audited)

Liabilities
Notes payable—Bank	$56,635,109	$57,048,906
Dealers reserve	2,376,825	2,626,482
Accounts payable	121,741	43,944
Accrued expense	47,612	52,886
Accrued interest	13,627	32,231
Deferred revenue	401,007	438,395

Total liabilities	59,595,921	60,242,844

Stockholders’ Equity
Common stock—Class A	15,215	15,215
Common stock—Class B	13,995	13,995
Paid-in-capital	178,000	178,000
Retained earnings	8,470,175	8,175,475

Total stockholders’ equity	8,677,385	8,382,685

	$68,273,306	$68,625,529

The accompanying notes are an integral part of these financial statements.

MOORE LOANS, INC.

STATEMENTS OF INCOME

For the Periods Ended June 30, 2002 and 2001
(Unaudited)

	6 Months Ended 6/30/02	6 Months Ended 6/30/01

Revenue
Small loans	$29,300	$61,900
Sales finance loans	5,294,918	4,651,953
Add-on fees	77,445	77,057
Late charges	142,561	183,376
Investment income and other income	46,963	44,734
Insurance commissions earned	(2,188)	(1,094)

Total revenue	5,588,999	5,017,926

Operating Expenses
Interest expense	1,317,271	1,969,238
Salaries	717,140	660,476
Bad debts—net of recoveries	567,979	683,214
Employee retirement plan	18,000	18,000
Professional fees	34,800	30,190
Printing and postage	30,558	29,983
Office expenses	22,464	26,480
Payroll taxes	54,387	50,564
Taxes and licenses	33,773	39,315
Sales promotion	8,725	4,117
Credit information	49,901	49,267
Rent	40,434	36,949
Collection expense	79,409	55,345
Dealer participation	285,965	222,024
Depreciation and amortization	15,606	13,919
Utilities	4,132	4,529
Telephone	32,044	38,114
Seminars, travel and vehicle expense	16,878	15,077
Health insurance	12,001	17,133
Repairs and maintenance	6,853	5,799
Insurance—general	4,284	3,965
Repossession expenses	6,920	350
Miscellaneous	11,183	4,634
Contributions	20,926	18,000
Bank service charges	16,754	18,154
Janitorial services	1,400	1,750
Computer maintenance and support	16,856	18,373
Entertainment	2,653	2,731

Total expenses	3,429,296	4,037,690

Net Income	$2,159,703	$980,236

The accompanying notes are an integral part of these financial statements.

MOORE LOANS, INC.

STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2002 and 2001

Increase (Decrease) In Cash

	2002	2001
Cash Flows from Operating Activities

Interest received	$5,174,779	$4,830,558
Interest Paid	(1,335,875)	(1,975,458)
Cash paid to vendors and employees	(1,485,831)	(1,380,885)
Other income received	21,796	20,582

Net Cash provided by operating activities	2,374,869	1,494,797

Cash flows from Investing Activities

Increase in cash surrender value of life insurance	(46,409)	(46,483)
Principal collected on loans	16,432,876	15,952,639
Loans made to customers	(16,602,964)	(23,019,987)
Purchase of property and equipment	(9,682)	(14,524)

Net cash used by investing activities	(226,179)	(7,128,355)

Cash flows from Financing Activities

Net increase (decrease) in line of credit	(833,173)	5,978,450
Notes payable proceeds	518,974	935,099
Notes payable curtailments	(99,598)	(418,491)
Stockholder distributions	(1,865,000)	(861,500)

Net cash provided by financing activities	(2,278,797)	5,633,558

Net Increase (Decrease) In Cash	(130,107)	—

Cash, Beginning of Year	132,207	2,100

Cash, End of Six Months	$2,100	$2,100

The accompanying notes are an integral part of these financial statements

MOORE LOANS, INC.

STATEMENTS OF CASH FLOWS (Continued)

For the Six Months Ended June 30, 2002 and 2001

	2002	2001
Reconciliation of Net Income to Net Cash Provided by Operating Activities

Net Income	$2,159,703	$980,236

Adjustments to Reconcile Net Income to Cash Provided by Operating Activities

Depreciation and amortization	15,606	13,919
Bad debts—net of recoveries	567,979	683,214

(Increase) decrease in:

Other assets	(52,893)	(45,702)
Prepaid dealer commission	(23,956)	(195,275)
Dealer holdback	(58,443)	(366,727)
Increase (decrease) in:

Deferred revenue	(37,388)	(50,720)
Dealer reserves	(249,658)	468,992
Accounts payable	77,797	2,046
Accrued expenses	(5,274)	11,034
Accrued interest	(18,604)	(6,220)

Net Cash Provided by Operating Activities	$2,374,869	$1,494,797

The accompanying notes are an integral part of these financial statements

MOORE LOANS, INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

(Unaudited)

General

The financial statements include the accounts of Moore Loans, Inc. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial positions as of June 30, 2002 and December 31, 2001, and the results of operations and cash flows for the six months ended June 30, 2002 and 2001.

The results of operations for the six months ended June 30, 2002 and 2001 are not necessarily indicative of the results to be expected for the full year.

(b)    Pro Forma Financial Information

The following unaudited pro forma financial statements have been prepared on a consolidated basis based upon the historical financial statements of the Company and Moore Loans. The pro forma combined information gives effect to the acquisition accounted for using purchase accounting. Accordingly, the assets and liabilities of Moore Loans have been recorded on the Company’s books at their fair market value and Moore Loans’ capital accounts have been eliminated. The amount by which the sum of the cash paid and the debt issued to the sellers by the Company and the fair value of the Company stock issued in the acquisition exceeds the net fair value of Moore Loans’ assets and liabilities has been allocated to goodwill.

The pro forma statement of condition combines the balance sheet of the Company and Moore Loans as of June 30, 2002 and assumes the acquisition was completed on June 30, 2002. The pro forma statements of income for the six months ended June 30, 2002 and for the year ended December 31, 2001 combine the results of operations of the Company and Moore Loans for the respective periods and assumes the acquisition was completed at the beginning of the respective periods. The pro forma statement of condition and statement of income for the six months ended June 30, 2002 are based on unaudited financial statements and the pro forma statement of income for the year ended December 31, 2001 is based on audited financial statements.

The pro forma financial statements should be read in conjunction with the historical financial statements and the related notes of the Company, which have been filed with the Commission, and of Moore Loans, which are included in Item 7(a) above. There are no adjustments necessary to the historical results of operations as a result of these transactions. The pro forma combined financial position and results of operations are not necessarily indicative of the results that would actually have been attained if the acquisition had occurred in the past or that may be attained in the future. Also, nonrecurring merger expenses and estimated cost savings expected after the close of the acquisition have not been included in the pro forma financial statements.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(Dollars in thousands, except for per share amounts)
June 30, 2002

	C&F Financial Corporation	Moore Loans, Inc.	Pro Forma Adjustments				Pro Forma Combined C&F Financial
			Debit		Credit
ASSETS
Cash and due from banks	$9,859	$2	$—		$—		$9,861
Interest-bearing deposits in other banks	22,006	—	5,000	(D)	17,200	(A)(B)(E)	9,806

Total cash and cash equivalents	31,865	2	5,000		17,200		19,667
Securities available for sale	62,865	—	—		—		62,865
Loans held for sale, net	47,657	—	—		—		47,657
Loans, net	247,611	64,753	—		—		312,364
Federal Home Loan Bank stock	1,690	—	—		—		1,690
Corporate premises and equipment, net of accumulated depreciation	14,382	66	—		—		14,448
Accrued interest receivable	2,023	—	—		—		2,023
Other assets	5,255	3,452	7,723	(B)(C)	—		16,430

Total assets	$413,348	$68,273	$12,723		$17,200		$477,144

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest-bearing demand deposits	$47,578	$—	$—		$—		$47,578
Savings and interest-bearing demand deposits	143,593	—	—		—		143,593
Time deposits	155,183	—	—		—		155,183

Total deposits	346,354	—	—		—		346,354
Borrowings	11,927	56,636	6,000	(E)	8,000	(B)(D)	70,563
Accrued interest payable	673	14	—		—		687
Other liabilities	5,585	2,946	—		—		8,531

Total liabilities	364,539	59,596	6,000		8,000		426,135

Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	—	—	—		—		—
Common stock	3,540	29	29	(F)	100	(B)	3,640
Additional paid-in capital	213	178	178	(F)	2,100	(B)	2,313
Retained earnings	43,679	8,470	8,919	(C)(F)	449	(C)	43,679
Accumulated other comprehensive income net of tax of $709	1,377	—	—		—		1,377

Total shareholders’ equity	48,809	8,677	9,126		2,649		51,009

Total liabilities and shareholders’ equity	$413,348	$68,273	$15,126		$10,649		$477,144

The accompanying notes are an integral part of the consolidated financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

(Dollars in thousands, except for per share amounts)
For the Six Months Ended June 30, 2002

	C&F Financial Corporation	Moore Loans, Inc.	Pro Forma Adjustments				Pro Forma Combined C&F Financial
			Debit		Credit
Interest income
Interest and fees on loans	$11,220	$5,544	$—		$—		$16,764
Interest on other investments and fed funds	217	—	100	(G)	—		117
Interest on investment securities
Tax-exempt obligations of states and political subdivisions	1,185	—	—		—		1,185
Corporate bonds and other	335	—	—		—		335

Total interest income	12,957	5,544	100		—		18,401
Interest expense
Savings and interest-bearing deposits	1,126	—	—		—		1,126
Certificates of deposit, $100 or more	667	—	—		—		667
Other time deposits	2,405	—	—		—		2,405
Short-term borrowings and other	189	1,317	15	(G)	—		1,521

Total interest expense	4,387	1,317	15		—		5,719
Net interest income	8,570	4,227	115		—		12,682
Provision for loan losses	200	567	—		—		767

Net interest income after provision for loan losses	8,370	3,660	115		—		11,915
Other operating income
Gain on sale of loans	5,639	—	—		—		5,639
Service charges on deposit accounts	884	—	—		—		884
Other service charges and fees	1,551	—	—		—		1,551
Gain on maturities and calls of available for sale securities	35	—	—		—		35
Other income	953	45	—		—		998

Total other operating income	9,062	45	—		—		9,107
Other operating expenses
Salaries and employee benefits	7,656	802	—		—		8,458
Occupancy expenses	1,571	73	—		—		1,644
Goodwill amortization	94	—	—		—		94
Other expenses	2,468	670	—		—		3,138

Total other operating expenses	11,789	1,545	—		—		13,334
Income before income taxes	5,643	2,160	115		—		7,688
Income tax expense	1,526	—	777	(G)	—		2,303

Net income	$4,117	$2,160	$892		$—		$5,385

Per share data
Net income—assuming dilution	$1.14	$367.67	—		—		$1.45	(H)
Weighted average number of shares—assuming dilution	3,626,289	5,842	5,842	(F)	100,000	(B)	3,726,289

The accompanying notes are an integral part of the consolidated financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

(Dollars in thousands, except for per share amounts)
For the Year Ended December 31, 2001

	C&F Financial Corporation	Moore Loans, Inc.	Pro Forma Adjustments				Pro Forma Combined C&F Financial
			Debit		Credit
Interest income
Interest and fees on loans	$24,810	$10,597	$—		$—		$35,407
Interest on other investments and fed funds	100	—	100	(G)	—		0
Interest on investment securities
U.S. treasury securities	30	—	—		—		30
U.S. government agencies and corporations	439	—	—		—		439
Tax-exempt obligations of states and political subdivisions	2,386	—	—		—		2,386
Corporate bonds and other	469	—	—		—		469

Total interest income	28,234	10,597	100		—		38,731
Interest expense
Savings and interest-bearing deposits	2,800	—	—		—		2,800
Certificates of deposit, $100 or more	1,769	—	—		—		1,769
Other time deposits	6,639	—	—		—		6,639
Short-term borrowings and other	776	3,597	395	(G)	—		4,768

Total interest expense	11,984	3,597	395		—		15,976
Net interest income	16,250	7,000	495		—		22,755
Provision for loan losses	400	1,387	—		—		1,787

Net interest income after provision for loan losses	15,850	5,613	495		—		20,968
Other operating income
Gain on sale of loans	10,390	—	—		—		10,390
Service charges on deposit accounts	1,442	—	—		—		1,442
Other service charges and fees	3,211	—	—		—		3,211
Gain on maturities and calls of available for sale securities	6	—	—		—		6
Gain on sale of branch	1,176	—	—		—		1,176
Other income	1,196	100	—		—		1,296

Total other operating income	17,421	100	—		—		17,521
Other operating expenses
Salaries and employee benefits	13,443	1,552	—		—		14,995
Occupancy expenses	2,886	130	—		—		3,016
Goodwill amortization	268	—	—		—		268
Other expenses	5,367	1,252	—		—		6,619

Total other operating expenses	21,964	2,934	—		—		24,898
Income before income taxes	11,307	2,779	495		—		13,591
Income tax expense	3,318	—	868	(G)	—		4,186

Net income	$7,989	$2,779	$1,363		$—		$9,405

Per share data
Net income—assuming dilution	$2.23	$475.66	—		—		$2.55	(H)
Weighted average number of shares—assuming dilution	3,587,307	5,842	5,842	(F)	100,000	(B)	3,687,307

The accompanying notes are an integral part of the consolidated financial statements.

Notes to the Unaudited Pro Forma Combined Financial Information

The transaction will be accounted for by C&F Financial Corporation (the “Company”) using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141. Under this method, the aggregate cost of the merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values as of the closing date. For purposes of pro forma presentation, estimates of the fair values of Moore Loans’ assets and liabilities as of June 30, 2002 have been combined with the book values of the Company’s assets and liabilities as of June 30, 2002. Due to the nature of Moore Loans business, there were no significant differences between the book value and fair value of its assets and liabilities.

(A)
As part of the transaction, the Company expects to incur, on a pre-tax basis, approximately $200,000 in transactional costs, primarily for professional expenses, including financial advisory, legal and accounting fees. Under purchase accounting, these fees will be considered part of the purchase price and considered when calculating goodwill. Professional expenses incurred by Moore Loans are the responsibility of the selling shareholders and therefore are not reflected in the combined statements.

(B)
The purchase price is allocated to identifiable tangible and intangible assets at their fair values. Any portion of the purchase price that cannot be assigned to specifically identifiable tangible and intangible assets acquired less liabilities assumed is considered goodwill.

The following table provides a reconciliation of the purchase price paid over the fair value of net assets acquired from Moore Loans (in thousands):

Cash paid to owners of Moore Loans	$11,000
Subordinated debt issued to owners of Moore Loans	3,000
Value of common stock issued by the Company (100,000 shares)	2,200
Transactional costs	200	(A)

	16,400
Less:
Estimated fair value of net assets received	9,126

Costs in excess of fair value of net assets acquired	$7,274

As part of the purchase agreement, another $3,000,000 is payable to the selling shareholders of Moore Loans subject to the company meeting certain financial goals over the next three years. The first payment under this contingent payment is not due until 90 days after December 31, 2002. Accordingly, the contingent payment has not been reflected in the calculation of goodwill or any other pro forma adjustments. Also as part of the agreement, the Company guarantees a certain price of the stock issued in conjunction with the transaction. This contingent payment is not reflected in the calculation of goodwill or any other pro forma adjustments.

(C)
As part of the agreement, Moore Loans guarantees a stockholders’ equity balance of $9,126,000 as of the closing date. At June 30, 2002, its stockholders’ equity was $8,677,000, accordingly, a pro forma adjust to adjust equity and record a corresponding receivable has been made.

(D)
In conjunction with the transaction, the Company will obtain a loan from an unrelated third party bank in the amount of $5,000,000. This loan will be used to infuse capital to Citizens and Farmers Bank for regulatory capital purposes.

(E)	As part of the transaction, the Company will pay off $6,000,000 of existing debt of Moore Loans using funds on deposit with the Federal Reserve Bank.

(F)	Elimination of Moore Loans Equity.

(G)	The purchase accounting adjustments have the following impact on the unaudited pro forma combined statements of income:
For the period ended June 30, 2002

Interest on fed funds has been reduced to reflect the reduction resulting from the cash used in the transaction offset by the cash provided by the loan from the unrelated third party bank. The net amount is calculated as follows:

Cash used to pay owners	$11,000,000
Cash to pay off existing debt at Moore Loans	6,000,000
Transactional costs	200,000
Loan proceeds	(5,000,000)

Reduction in fed funds	$12,200,000
Average rate earned on fed funds during 2002	1.64%

Lost interest for six months (50% of adjustment)	$100,040

Interest on borrowings will be impacted by the debt issued to the selling shareholders of Moore Loans and the debt on the loan from the unrelated third party bank offset by the reduction in debt at Moore Loans that will be paid off as part of the transaction. Also, as part of the agreement, the rate on the subordinated debt to the selling shareholders of Moore Loans will be reduced from 12% to 8%. This will result in the following pro forma adjustment to interest expense:

Interest on debt issued to selling shareholders ($3,000,000 @ 8%)	$240,000
Interest on loan from bank ($5,000,000 @ 6%)	300,000
Subordinated debt at Moore Loans paid off ($6,000,000 @ 8%)	(480,000)
Reduction in interest rate on remaining subordinated debt ($750,000 * 4%)	(30,000)

Interest expense adjustment	$30,000

Six months (50% of adjustment)	$15,000

Income tax expense in the unaudited pro forma combined statements of income for the six months ended June 30, 2002 has been increased by $777,000 to reflect the taxes on Moore Loans (previously an S Corporation) and the pro forma adjustments using a 38% tax rate.

For the period ended December 31, 2001

Interest on fed funds has been reduced and borrowings from the FHLB increased to reflect the reduction/increase resulting from the cash used in the transaction offset by the cash provided by the loan provided by the unrelated third party bank. The net amount is calculated as follows:

Cash used to pay owners	$11,000,000
Cash to pay off existing debt at Moore Loans	6,000,000
Transactional costs	200,000
Loan proceeds	(5,000,000)

Reduction in fed funds/ borrowings needed	$12,200,000

Average fed funds outstanding for 2001	$3,200,000
Average rate earned on fed funds during 2001	3.11%

Lost interest on fed funds	$100,000

Borrowings in excess of fed funds available	$9,000,000
Average rate paid for 2001	4.06%

Expense on borrowings	$365,400

Interest on borrowings will be impacted by the debt issued to the selling shareholders of Moore Loans and the debt on the loan from the unrelated third party bank offset by the reduction in debt at Moore Loans that will be paid off as part of the transaction. Also, as part of the agreement, the rate on the subordinated debt to the selling shareholders of Moore Loans will be reduced from 12% to 8%. This will result in the following pro forma adjustment to interest expense:

Interest on debt issued to selling shareholders ($3,000,000 @ 8%)	$240,000
Interest on loan from bank ($5,000,000 @ 6%)	300,000
Subordinated debt at Moore Loans paid off ($6,000,000 @ 8%)	(480,000)
Reduction in interest rate on remaining subordinated debt ($750,000 @ 4%)	(30,000)

Interest expense adjustment	$30,000

Income tax expense in the unaudited pro forma combined statements of income for the year ended December 31, 2001 has been increased by $868,000 to reflect the taxes on Moore Loans (previously an S Corporation) and the pro forma adjustments using a 38% tax rate.

(H)
Basic and diluted earnings per share in the pro forma combined statements of income were computed by dividing pro forma net income by the pro forma basic and diluted average shares outstanding of C&F Financial’s common stock for the periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION REGISTRANT

Date: September 30, 2002	By:	/s/ THOMAS F. CHERRY
Thomas F. Cherry Senior Vice President & Chief Financial Officer